UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 13, 2013

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California		90045
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

Former Address
 500 Citadel Drive, Suite 300
Commerce, California 90040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 13, 2013, Reading International, Inc. (“Reading”) announced that it had elected Ellen M. Cotter to serve on the Board of Directors, effective March 7, 2013.

Ms. Cotter, 46, is currently the Chief Operating Officer of Reading’s domestic cinema operations as well as the Chief Executive Officer of Reading’s subsidiary, Consolidated Entertainment, LLC.   As a working executive for Reading, Ms. Cotter will not be paid for her services as a director, but will receive the customary 20,000 stock options granted to all new directors.

Ellen Cotter joined us in March 1998, is a graduate of Smith College and holds a Juris Doctorate from Georgetown Law School.  Prior to joining us, Ms. Cotter spent four years in private practice as a corporate attorney with the law firm of White & Case in Manhattan.  Ms. Cotter is the daughter of James J. Cotter, Sr. and the sister of James J. Cotter, Jr. and Margaret Cotter, each of whom are directors of Reading.  Ms. Cotter is a major shareholder of the Company being a direct owner of 656,540 shares, as well as   holding 145,000 shares under exercisable options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: March 13, 2013	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer